                                                                   Exhibit 10.23

                 HADSON CORPORATION 1992 EQUITY INCENTIVE PLAN
                  NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT



     AGREEMENT made and entered into as of the 14th day of December, 1993 between Hadson Corporation (the "Company"), and _______________ (the "Grantee").

                              W I T N E S S E T H:

         1. GRANT. Pursuant to the provisions of the Hadson Corporation 1992 Equity Incentive Plan (the "Plan"), the Company hereby grants to the Grantee, subject to the terms and conditions of the Plan (as it presently exits and as it may hereafter be amended), and subject to the further terms and conditions hereinafter set forth, as a matter of separate agreement and not in lieu of salary or other compensation for services, the right and option (the "Option") commencing on the date of this Agreement, to purchase all or any part of an aggregate of 6,667 shares (the "Shares") of authorized common stock $.01 par value of the Company ("Common Stock"), such Option to be exercised in the manner and for the purchase price as hereinafter provided. The number of shares with respect to which this Option is exercisable, and the purchase price with respect to each share to be acquired pursuant to the exercise of the Option herein granted, are each subject to adjustment under certain circumstances, as more fully set forth in the Plan.

         2. Price. The purchase price of said shares of Common Stock subject to the Option shall be $2.34 per share or Fifteen Thousand Six Hundred Dollars and Seventy Eight Cents($15,600.78) for the aggregate 6,667 shares.

         3.      Option Exercise Limitations.

         (a) On the date of grant, the Option shall be immediately exercisable as to 100% of the Shares subject thereto. All Option exercise privileges shall be cumulative, so that any Option that is exercisable but that has not been exercised shall remain exercisable throughout the balance of the Option period, regardless of the additional exercise privileges becoming available during such exercise period.

         (b) The Option shall be exercised by the Grantee only while he is, and has been continuously serving as a director of the Company since the date of this Agreement, except that:

                 (i) Death. If the Grantee dies while serving as a director of the Company, the Option which is otherwise exercisable on the date of termination of service may be exercised within 36 months from the date of death by the Grantee's personal representative, heirs and legatees; and

                 (ii) Other Termination. The Grantee may exercise the Option within 36 months after any other interruption or termination of service except that if the Grantee's service shall be terminated by the Company for cause, the Option shall terminate immediately.

         4. Method of Exercise. The Option granted hereunder may be exercised in whole or in any part, and may be exercised in part from time to time, all subject to the limitations on exercise set forth in Section 3 above. Exercise shall be accomplished by delivery to the Company of a timely written notice of election to exercise, which notice shall specify the number of shares to be purchased, and which shall be accompanied by payment of the purchase price for the Shares with respect to which the Option is being exercised. The purchase price of the shares shall be paid in cash (including by check) or, subject to the approval of the Committee, by the surrender to the Company of shares of previously acquired Common Stock which shall be valued at the Fair Market Value as of the date of the exercise of the Option (determined by the Committee in accordance with the method for establishing Fair Market Value contained in the Plan).

         5. Rights Prior to Exercise. The Option shall not be transferable by the Grantee otherwise than by will or the laws of descent and distribution. No Option shall be exercisable during the lifetime of the Grantee by any person other than the Grantee, or his guardian or legal representative. Grantee shall have no rights as a stockholder of the Company with respect to the Option Shares until payment of the option price is made in accordance with Section Four.

         6. Term of Option. The Option herein granted, to the extent that it has not theretofore been exercised, shall expire at 11:59 on December 14, 2003, being ten years from the date of grant of this Option. Under no circumstances may the Option conferred by this Agreement be exercised after ten years from the date of the Grant.

         7. Section 16 Participants. Grantee agrees to hold the Common Stock acquired upon exercise of the Option for a period of six months from the date of grant of the Option if Grantee is deemed a Section 16 Participant at time of exercise of the Option.

         8. Certain Adjustments. In the event of a stock dividend, stock split or combination of shares of Common Stock, recapitalization or other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, appropriate and proportionate adjustment shall be made in the number, kind and per share exercise price of shares subject to the Option then outstanding.

         9. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         10. Plan Document. Capitalized terms not defined herein have the meanings set forth in the Plan. The Grantee hereby acknowledges receipt of a copy of the Plan (attached hereto as Exhibit A) and agrees to be bound by all the terms and provisions thereof. The terms of the Plan as it presently exists, and as it may hereafter be amended, are deemed incorporated herein by reference, and any conflict between the terms of this Agreement and the provisions of the Plan shall be resolved by the Committee, whose determination shall be final and binding on all parties. In general, and except as otherwise determined by the Committee, the provisions of the Plan shall be deemed to supersede the provisions of this Agreement to the extent of any conflict between the Plan and this Agreement.

         11. Governing Law. This Agreement shall be governed by the laws of the State of Oklahoma.

         12. Notices. Every notice or other communication relating to the Agreement shall be in writing, and shall be delivered or mailed to the Company at 101 Park Avenue, Suite 1400, Oklahoma City, Oklahoma 73102, or to the Grantee at the address set forth below Grantee's signature, or, in each case, such other address as a party shall communicate in writing to the other party.

         13. Amendment. This Agreement may be amended only pursuant to a written agreement between the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the _____ day of__________, 1994.


ATTEST:                                   HADSON CORPORATION



_____________________________              By_________________________________
Terri McGuire Watson                       Greg G. Jenkins
Secretary                                  President & Chief Operating Officer


                                           GRANTEE


                                           ___________________________________